SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2007

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
OFFICERS.

         At the 2007 Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated ("Ligand") held on May 31, 2007 (the "2007 Annual Meeting"), Ligand's stockholders approved an amendment to Ligand's 2002 Stock Incentive Plan (the "2002 Plan"). The full text of the 2002 Plan, as amended, is attached as Appendix A to Ligand's 2007 Proxy Statement filed with the Securities and Exchange Commission on April 27, 2007.

         Effective upon stockholder approval of the amended 2002 Plan at the 2007 Annual Meeting, the Board of Directors (the "Board") of Ligand adopted a new Director Compensation Policy (the "Policy"), which provides that each non-employee director serving on the Board is eligible to receive:

        (i) a restricted stock grant of 10,000 shares of Ligand's common stock, $0.001 par value (the "Common Stock") in connection with the initial appointment as a director;

        (ii) an annual restricted stock grant of 5,000 shares of Common Stock under the 2002 Plan, which shall be made on the date of each annual meeting of the stockholders of Ligand (with the first such grant to be effective as of May 31, 2007); and

        (iii) a fee of $2,500 per day for each Board meeting attended, plus a fee of $700 for each Board meeting attended in which such director participated by telephone, and a fee of $500 for each committee meeting attended on non-Board meeting dates.

         The foregoing restricted stock awards will vest on the first anniversary of the date of grant and any unvested shares will be forfeited to Ligand in the event a director ceases to serve on the Board prior to the vesting of such shares. The shares will vest in full in the event of a change of control or a hostile take-over, each as defined in the 2002 Plan.

         In addition, under the Policy, each non-employee director shall be eligible to receive an annual retainer of $10,000 for service on the Board. In addition, a non-employee director serving as:

        (i) chairman of the Board shall be eligible to receive an additional annual retainer of $20,000 for such service;

        (ii) chairman of the Audit Committee shall be eligible to receive an additional annual retainer of $12,000 for such service;

        (iii) a member (other than the chairman) of the Audit Committee shall be eligible to receive an additional annual retainer of $4,000 for such service;

        (iv) chairman of the Compensation Committee or the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $8,000 for such service; and

        (v) a member (other than the chairman) of the Compensation Committee or the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $2,000 for such service.

         The annual retainers payable under the Policy shall be paid by Ligand in quarterly installments or more frequently as deemed advisable by the officers of Ligand for administrative or other reasons. The terms and conditions of the Policy shall supersede any prior cash compensation arrangements between Ligand and its directors and the Automatic Option Grant Program for directors under the 2002 Plan. The Automatic Option Grant Program under the 2002 Plan has been terminated effective as of the adoption of the Policy.

         The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the text of the Policy, a copy of which will be filed as an exhibit to Ligand's quarterly report on Form 10-Q for the quarterly period ending June 30, 2007.


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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                  LIGAND PHARMACEUTICALS INCORPORATED




Date: June 6, 2007                By:         /S/ JOHN P. SHARP
                                  Name:       John P. Sharp
                                  Title:      Vice President of Finance and CFO